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                                                                    EXHIBIT 23.3








                        CONSENT OF INDEPENDENT AUDITORS


             As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (the "Registration Statement") of Witco Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") on the date hereof of our report dated March 17, 1995 included in the Company's Current Report on Form 8-K/A filed with the Commission on the date hereof. We consent to the reference to our Firm under the heading "Experts" in the Registration Statement. It should be noted that we have not audited any financial statements of OSi Specialties Holding Company subsequent to December 31, 1994.


                              ARTHUR ANDERSEN LLP

December 20, 1995





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